Federated Hermes Project and Trade Finance Tender Fund

SUPPLEMENT TO PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION DATED MAY 19, 2023
On February 14, 2023, the Board of Trustees of Federated Hermes Project and Trade Finance Tender Fund (the “Fund”) approved the transfer of the sub-advisory agreement of the Fund from Federated Hermes (UK) LLP to Hermes Investment Management Limited. The Fund’s Prospectus and Statement of Additional Information were supplemented on April 20, 2023 and May 24, 2023 to describe the changes related to the transfer which was anticipated for July 1, 2023.
As of the date of this supplement, shareholders are advised that the sub-advisory services transfer has been postponed and that Federated Hermes (UK) LLP remains the Fund’s sub-adviser.
Shareholders will be advised when a new transfer date is determined.
June 30, 2023

Federated Hermes Project and Trade Finance Tender Fund
Federated Hermes Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedHermes.com/us
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q456030 (7/23)
© 2023 Federated Hermes, Inc.